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                                                                   Exhibit 10.95

                             FIRST AMENDMENT TO THE
                       EMPLOYMENT AND SEVERANCE AGREEMENT
                                       OF

                                ----------------


WHEREAS, ______________ (the "Executive") and LG&E Energy Corp., a Kentucky corporation (the "Company") and Powergen, plc, a United Kingdom public limited company (the "Parent") entered into an Employment and Severance Agreement, dated February 25, 2000 (the "Agreement");

WHEREAS, Parent, Company, a Delaware corporation to be formed as an indirect wholly owned subsidiary of Parent ("US Subholdco 2") and a Kentucky corporation to be formed as a direct wholly owned subsidiary of US Subholdco 2 ("Merger Sub"), have executed a merger agreement (the "Merger Agreement") which will become effective at the Effective Time (as defined in the Merger Agreement);

WHEREAS, Company and the Parent have determined that it is desirable to amend the Agreement to provide greater retention incentives to the Executive as a further inducement for the Executive to remain in the employment of the Company;

WHEREAS, An amendment to the Merger Agreement has necessitated a corresponding amendment to the Agreement; and

WHEREAS, the parties wish to correct the definition of a Change in Control contained in the Agreement.

NOW THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1. Section 1.1 shall be deleted and replaced in its entirety to read as follows:

"This Agreement shall become effective at the Effective Time, provided the Company employs the Executive on that date. As of the Effective Time, the Change-in-Control Agreement shall, except as otherwise provided herein, terminate and become null and void. In consideration of the services rendered by the Executive to the Company prior to the Effective Time, the Executive's willingness to enter into this Agreement which provides additional retention value to the Company, and the satisfaction of all of the Company's obligations under the Change-in-Control Agreement, the Company shall pay the Executive in cash $__________ on the Effective Date, if said time occurs prior to January 1, 2001. Additionally, if the Effective Time occurs prior to January 1, 2001 the Company shall pay the Executive in cash the following: $__________ on the six month anniversary of the Effective Time, $__________ on the twelve month anniversary of the Effective Time, and $__________ on the eighteen month anniversary of the Effective


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Time, collectively the "Retention Payments", so long as the Executive is still employed by the Company on such dates. The Retention Payments shall be credited to Executive's account under the Deferred Compensation Plan of the Company (or such other plan or arrangement as may be mutually agreed upon by the parties hereto) at the Effective Time and shall be payable in a lump sum cash payment (including adjustment for any increases or decreases in Executive's account under the Deferred Compensation Plan), if the Executive so elects, within ten
(10) days after the earliest to occur of (i) a termination of employment, other than a termination by the Executive without Good Reason, which occurs at any time during the eighteen consecutive months immediately following the Effective Time (the "Transition Period"), (ii) a Change in Control that occurs during the Transition Period, so long as the Executive is still employed by the Company immediately prior to the Change in Control, and (iii) the scheduled six, twelve, and eighteen month anniversaries. In the event that Executive elects not to receive the foregoing lump sum payments, Executive may otherwise elect to defer receipt of such payments and have such payments continue to be held in his Deferred Compensation Plan account (which account shall continue to be adjusted in accordance with the terms of the Deferred Compensation Plan, or such other plan or arrangement as may be mutually agreed upon by the parties hereto).

If the Effective Date occurs on or after January 1, 2001, the Company shall pay the Executive in cash 60% of the amount calculated and payable under Sections 3.1(b) and 6 of the Change-in-Control Agreement (the "Initial Change-in-Control Payment") within 10 days following the Effective Time conditioned upon delivery by the Executive of an executed form of release of all claims against the Company with respect to the Change-in-Control Agreement (other than with respect to Section 6 of such Agreement) (on a form to be provided by the Company). Additionally, if the Effective Date Occurs on or after January 1, 2001, the balance of the amount calculated under Sections 3.1(b) and 6 of the Change-in-Control Agreement (the "Deferred Change-in-Control Payment") shall be credited to Executive's account under the Deferred Compensation Plan of the Company (or such other plan or arrangement as may be mutually agreed upon by the parties hereto) and shall be payable in a lump sum cash payment (including adjustment for any increases or decreases in Executive's account under the Deferred Compensation Plan), if the Executive so elects, within ten (10) days after the earliest to occur of (i) a termination of employment, other than a termination by the Executive without Good Reason, which occurs at any time during the eighteen consecutive months immediately following the Effective Time (the "Transition Period"), (ii) a Change in Control that occurs during the Transition Period, so long as the Executive is still employed by the Company immediately prior to the Change in Control, and (iii) the end of the Transition Period, so long as the Executive is still employed on such date. In the event that Executive elects not to receive the foregoing lump sum payment, Executive may otherwise elect to defer receipt of such payment and have such payment continue to be held in his Deferred Compensation Plan account (which account shall continue to be adjusted in accordance with the terms of the Deferred Compensation Plan, or such other plan or arrangement as may be mutually agreed upon by the parties hereto).

Parent shall, or shall cause the Company to pay to the Executive a lump sum cash payment in an amount equal to $__________ if the closing occurs prior to January 1, 2001 or an amount equal to 25% of the Deferred Change-in-Control Payment if the


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closing occurs on or after January 1, 2001 (without adjustment for any increases or decreases in Executive's account under the Deferred Compensation Plan) in either event (the "Premium Payment") within ten (10) days after the earliest to occur of (i) the date that Executive's employment is terminated by the Company without Cause, by Executive for Good Reason, or as a result of Executive's death or Disability, at any time during the eighteen consecutive months immediately following the Effective Time (the "Transition Period"), (ii) a Change in Control that occurs during the Transition Period, so long as the Executive is still employed by the Company immediately prior to the Change in Control, and (iii) the end of the Transition Period, so long as the Executive is still employed on such date. In the event that Executive elects not to receive the foregoing lump sum payment, Executive may otherwise elect to defer receipt of such payment and have such payment continue to be held in his Deferred Compensation Plan account (which account shall continue to be adjusted in accordance with the terms of the Deferred Compensation Plan, or such other plan or arrangement as may be mutually agreed upon by the parties hereto)."

2. Section 4.5 shall be deleted and replaced in its entirety to read as follows:

"4.5 EXISTING STOCK OPTIONS. In accordance with the Merger Agreement and any amendments thereto, Executive may elect in writing delivered to Parent to convert each Company stock option he holds (each, a "Company Option"), whether vested or unvested, into an option to acquire, on the same terms and conditions as were applicable under such Company Option, the number of ADS's, equal to the result (rounded down to the nearest whole ADS) of multiplying the number of shares subject to the Company Option immediately prior to the Effective Time by the Conversion Ratio (as defined in the Merger Agreement), at an exercise price per share equal to the result (rounded up to the nearest whole cent) of dividing the per share exercise price of such Company Option immediately prior to the Effective Time by the Conversion Ratio (it being understood that the exercise price shall be converted into dollars at the rate prevailing at the close of business on the business day prior to the Effective Time). If Executive makes such election and holds the Company Option or the ADS's acquired upon the exercise of such Company Option for two years after the Effective Time, then upon the later of (i) the end of the 24th month after the Effective Time, or
(ii) the exercise of such Company Option, the Parent shall issue Executive one additional ADS for every 4 ADS's acquired as a result of such exercise; PROVIDED, HOWEVER in the event that either (i) a Change in Control occurs within the two years after the Effective Time and the Executive is still employed by the Company immediately prior to the Change in Control, immediately prior to such time, the Executive shall receive one additional ADS for every 4 ADS's (A) acquired by the Executive as a result of the exercise of any Company Option during the period prior to such Change in Control and (B) underlying each unexercised Company Option held by the Executive immediately prior to such Change in Control or (ii) the Executive's employment is terminated for any reason (other than by the Company for Cause or by the Executive without Good Reason (other than as a result of death or Disability)) at any time during the two years after the Effective Time and prior to any Change in Control, the Executive shall receive, within 10 days after the termination of employment, one additional ADS for every 4 ADS's (A) acquired by the Executive as a result of the


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exercise of any Company Option during the period prior to such termination of employment and (B) underlying each unexercised Company Option held by the Executive immediately prior to such termination of employment." 3.Section 6.3(c)(5) shall be deleted and replaced in its entirety to read as follows:

(5) Any Person acquires Beneficial Ownership of a greater percentage of the Voting Securities of the Company than the percentage of such Voting Securities then held, directly or indirectly, by Parent.

4.  A new Section 6.3(d) shall be added to read as follows:

"6.3 (d) Notwithstanding the foregoing clauses (a), (b), and (c), a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Parent which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Parent, and after such share acquisition by Parent, the Subject Person or entity becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur."

5. Section 6.3(d) of the existing Agreement shall be renumbered as Section 6.3(e) to read as follows:

"6.3(e) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated during the term of this Agreement and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment."

                                                     ---------------------------
                                                     Executive

                                                     ---------------------------
                                                     Date

                                                     LG&E Energy Corp.

                                                     By:
                                                        ------------------------

                                                     Powergen plc


                                                     By:
                                                        ------------------------

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                                     RELEASE

         THIS RELEASE ("Release") is made and entered into on this 8th day of December, 2000, by and among __________ (the "Executive"), and LG&E Energy Corp. and Powergen plc, by and for itself and their present and former agents, directors, shareholders, officers, employees, representatives, divisions, parents, subsidiaries and affiliates, and their predecessors, successors, heirs, executors, administrators and assigns (collectively, "Released Parties").

RECITALS:

         A. The Executive has become eligible for certain change in control benefits under the pursuant to a Change in Control Agreement between the Executive and the Company dated ______________ (the "Agreement") as a result of the proposed merger between LG&E Energy Corp. and Powergen, plc.

         B. The Released Parties and the Executive have entered into an Employment and Severance Agreement dated February 25, 2000, as amended as of the date hereof (the "Employment Agreement") under terms and conditions agreeable to the Executive.

         C. The Executive and the Released Parties desire to enter into this Release in order to fully settle and discharge all claims which are or might have been asserted by the Executive against the Released Parties for benefits under the Agreement, upon the terms and conditions set forth herein.

AGREEMENT:

         The Parties hereby agree as follows:

RELEASE:

         In consideration of employment under the terms and conditions outlined in the Employment Agreement, the Executive hereby completely releases and forever discharges the Released Parties, and any and all other persons, firms, insurers and/or corporations whatsoever that might have any liability through the Released Parties, of and from any and all past, present, or future claims, actions, causes of action, rights, damages, costs, and all other expenses and compensation of any nature whatsoever, whether based on contract, or other theory of recovery and whether for compensation or punitive damages, which Executive now has, or which may hereafter accrue or otherwise be acquired, on account of all injuries to him, which have resulted under the terms of the Agreement, other than those arising pursuant to Section 6 of the Agreement. This Release, on the part of Executive, shall be a fully binding and a complete settlement between the Executive, his heirs, assigns and successors and the Released Parties for all benefits under the Agreement, except those arising pursuant to Section 6 of the Agreement.

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ENTIRE AGREEMENT AND SUCCESSORS IN INTEREST

         This Release contains the entire agreement between the Executive and the Released Parties, with regard to the matters set forth herein and shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each.

REPRESENTATION OF COMPREHENSION OF DOCUMENT

         In entering into this Release, the Executive represents that he has relied upon the legal advice of his attorney, who is the attorney of his own choice and that the terms of this Release have been completely read and explained to him by his attorney, and that those terms are fully understood and voluntarily accepted by him.

GOVERNING LAW

         This Release shall be construed and interpreted in accordance with the laws of the Commonwealth of Kentucky, and in no event will the documents be construed in a manner inconsistent with Kentucky law.

CONFIDENTIALITY

         The Executive and the Released Parties hereby agree for themselves and their representatives, including attorneys, to hold the terms of this Release, confidential, and the parties further agree not to disclose the terms of this Release to any person, firm or corporation, including legal industry publications, who is not a party to this Release.

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EFFECTIVENESS

         This Release shall become effective upon the closing of the merger of LG&E Energy Corp. and Powergen, plc or its subsidiary.


                                                       ------------------------
                                                       Executive

                                                       ------------------------
                                                       Date


STATE OF KENTUCKY          )
                           ) SS:
COUNTY OF JEFFERSON        )

         Subscribed and sworn to before me by _______________, this _____ day of _____________, 2000, in Louisville, Jefferson County, Kentucky.

         My Commission expires:
                               -------------------------------------------------



                                                   ----------------------------
                                                    NOTARY PUBLIC
                                                    State at Large, Kentucky

LG&E Energy Corp.


By:
   --------------------------------------------------